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THIS PATENT AND TECHNICAL INFORMATION CROSS-LICENSE AGREEMENT is entered into by
NextLevel Communications, L.P. ("NLC") and General Instrument Corporation
("GI"), dated this ____ day of October, 1999, and effective as of the Effective Date (as defined below).

SECTION 1. DEFINITIONS. The following terms have the meaning specified:

     1.1 "Agreement" means this Patent and Technical Information Cross-License Agreement, including all Appendices to this Agreement, as amended from time to time.

     1.2 "Affiliate" means, with respect to any entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such entity.

     1.2 "Effective Date" means the date both parties have signed this Agreement.

     1.3 "End User" means a third-party system operator or such system operator's customers.

     1.4 "GI Digital and HFC Telephony Products" means digitable cable subscriber terminals (for example, without limitation, DCT 1000, DCT 2000, DCT 5000, etc.), satellite and wireless subscriber terminals, cable modems, and related headend, uplink, transmission or other network equipment and software. GI Digital and HFC Telephony Products also include devices to provide telephony and data services via HFC networks (for example, without limitation, IP telephony over HFC networks and selling, monitoring or provisioning BTIs).

     1.5 "GI Licensed Patents" means all patent applications and patents owned by GI and filed before the Effective Date, and any future patents to issue from same worldwide; but does not include claims covering only HFC, wireless or satellite implementations. GI Licensed Patents do not include claims covering conditional access or security methods or devices. Further, GI Licensed Patents do not include patents and patent applications included, or which come to be included, in open publicly available licensing programs listed in Appendix A.

     1.6 "NLC Licensed Patents" means all patent applications and patents owned by NLC and filed before the Effective Date, and any future patents to issue from same, worldwide; but do not include claims covering embodiments basely solely on DSL, DLC or fiber-to-the-curb or fiber-to-the-home implementations. Further, the term does not include patents and patent applications included, or which come to be included, in open publicly available licensing programs listed in Appendix B, or individually listed in Appendix B.

     1.7 "NLC Products" means the NLevel3 product or related switched digital access (SDA) network equipment and software for providing voice, video and data services.

     1.8 "Technical Information" means the technical data and other confidential information of one party rightfully in the possession of the other party as of the Effective Date and which is reasonably required to design, make or use products of the party rightfully possessing such information.

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SECTION 2. LICENSE GRANTS AND RIGHTS

     2.1 Grant of License Rights in Patents. Subject to the terms of this Agreement, NLC grants to GI and its Affiliates a worldwide, perpetual, nonexclusive, royalty-free license under its NLC Licensed Patents:

          (1)  to make and have made GI Digital and HFC Telephony Products; and

          (2) to use (including for all End User uses), offer for sale, maintain, sell and import GI Digital and HFC Telephony Products.

     2.2 Grant of License Rights in Technical Information. Subject to the terms of this Agreement, NLC grants to GI and its Affiliates a worldwide, perpetual, nonexclusive, royalty-free license to use NLC's Technical Information:

          (1)  to make and have made GI Digital and HFC Technology Products; and

          (2) to use (including for all End User uses), offer for sale, maintain, sell and import GI Digital and HFC Telephony Products.

     2.3 Grant of License Rights in Patents. Subject to the terms of this Agreement, GI grants to NLC and its Affiliates a worldwide, perpetual, nonexclusive, royalty-free license under GI Licensed Patents:

          (1)  to make and have made NLC Products; and

          (2) to use (including for all End User uses), offer for sale, sell, maintain and import NLC Products.

     2.4 Grant of License Rights in Technical Information. Subject to the terms of this Agreement, GI grants to NLC and its Affiliates a worldwide, perpetual, nonexclusive, royalty-free license to use GI's Technical Information:

          (1)  to make and have made NLC Products; and

          (2) to use (including for all End User uses), offer for sale, maintain, sell and import NLC Products.

     2.5 Reservation of Rights. Each party reserves all rights not expressly granted to the other party under this Agreement and no other rights are granted by implication, estoppel or otherwise.

     2.6 Rights to Sublicense. The licenses granted do not include the right to sublicense, except to End Users as provided in the foregoing license grants.


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SECTION 3. WARRANTIES

     3.1 WARRANTIES. THE NLC LICENSED PATENTS AND THE GI LICENSED PATENTS AND EACH PARTIES' RESPECTIVE TECHNICAL INFORMATION ARE PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY THAT ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED IN THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EACH PARTY ASSUMES NO LIABILITY ARISING OUT OF THE SUPPLYING OF TECHNICAL INFORMATION UNDER, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT, WHETHER THE SAME SHALL BE ALLEGED TO ARISE IN WARRANTY, CONTRACT, NEGLIGENCE, OR OTHERWISE, EXCEPT AS MAY ARISE AS A RESULT OF A BREACH OF THE SPECIFIC PROVISIONS OF THIS AGREEMENT.

SECTION 4.  CONFIDENTIALITY

     4.1 Confidentiality. Each party acknowledges that the Technical Information of the other and the terms and conditions of this Agreement are confidential information and agrees that it shall abide by the restrictions on the use of such confidential information as stated in certain non-disclosure agreements which have been signed by the parties from time to time. Notwithstanding anything to the contrary in this or any other agreement, however, each party agrees to protect the confidential information of the other party with the same standard of care that such party uses with respect to its own confidential information, provided that in no case shall such standard of care be less than a reasonable standard of care.

SECTION 5. RELEASE AND COVENANT NOT TO SUE

     5.1  Releases.

          (1) Release by GI. GI, for itself and all its Affiliates, and their successors, assigns, customers or any of their respective directors, officers or employees and all others who may take any interest in the matters herein released, hereby fully and forever releases, acquits and discharges NLC and its Affiliates, and their successors, assigns, customers or any of their respective directors, officers or employees from any and all claims, demands, damages, losses, rights and causes of action known or unknown to GI that GI may have against NLC that arise from (a) the use of the GI Patents, (b) the use of GI Technical Information or (c) any other intellectual property rights of GI in connection with the design, manufacture, sale or use of any NLC Products as of or prior to the Effective Date of this Agreement.

          (2) Release by NLC. NLC, for itself and all its Affiliates, and their successors, assigns, customers or any of their respective directors, officers or employees and all others who may take any interest in the matters herein released, hereby fully and forever releases, acquits and discharges GI and its Affiliates, and their successors, assigns, customers or any of their


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respective directors, officers or employees, from any and all claims, demands, damages, losses, rights and causes of action known or unknown to NLC that NLC may have against GI that arise from (a) the use of the NLC Patents, (b) the use of NLC Technical Information or (c) the use of any other intellectual property rights of NLC in connection with the design, manufacture, sale or use of any GI Products as of or prior to the Effective Date of this Agreement.

     5.2  Covenant Not to Sue

          (1) GI Covenant Not to Sue. GI will not prosecute or assist in the prosecution of any claim, demand, action or cause of action against NLC or its Affiliates, and their successors, assigns, customers or any of their respective directors, officers or employees, for, on account of, or arising out of any claim of misappropriation of GI trade secrets, infringement of GI copyrights, infringement of any GI Licensed Patents, use of any GI Technical Information or any other GI intellectual property rights in connection with the design, manufacture, sale or use of any NLC Products arising as of or prior to the Effective Date.

          (2) NLC Covenant Not to Sue. NLC will not prosecute or assist in the prosecution of any claim, demand, action or cause of action against GI, or its Affiliates and their successors, assigns, customers or any of their respective directors, officers or employees, for, on account of, or arising out of any claim of misappropriation of NLC trade secrets, infringement of NLC copyrights, infringement of any NLC Licensed Patents , use of any NLC Technical Information or any other NLC intellectual property rights in connection with the design, manufacture, sale or use of GI Digital or HFC Telephony Products arising as of or prior to the Effective Date.

SECTION 6. PROSECUTION AND MAINTENANCE OF PATENTS; CLAIMS AGAINST THIRD PARTY
           INFRINGERS

     6.1 Rights to Prosecute and Maintain Patents. NLC has sole right to file, prosecute and maintain all of the NLC Licensed Patents. GI has sole right to file, prosecute and maintain all of GI Licensed Patents. Subject to the obligations of confidentiality hereunder, each party has the sole and exclusive right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of its respective patent or patent applications.

     6.2 Notification of Adverse Claims and Actions. Each party will promptly notify the other party in writing of any claims by third parties of infringement of third party rights by the other party's products of which it receives written notice. Each party will also promptly notify the other party in writing of any suspected infringement of the other party's patents licensed hereunder or other such activity that could adversely affect the rights of such other party with respect thereto during the term of this Agreement, and will inform such other party of any evidence of such infringement or unlawful activity in its possession and the identity of any parties responsible for the infringement.

     6.3 Cooperation. Each party will cooperate with the other party upon request, at the other party's expense, in all matters relating to litigation brought to enforce such party's patent


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rights licensed to the other party hereunder, including providing information, documents and other assistance necessary to the settlement or prosecution thereof.

SECTION 7. TERM AND TERMINATION

     7.1 Term. This Agreement will remain in effect perpetually, except with respect to the licenses granted under the GI Licensed Patents or NLC Licensed Patents, in which case this Agreement shall remain in effect until the last to expire of such patents.

SECTION 8. MISCELLANEOUS

     8.1 Amendment and Modification. This Agreement and its Appendices may be amended, modified or supplemented only by a written agreement of the parties referring expressly to this Agreement.

     8.2 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the other party; provided that any such waiver may be made only by a written instrument signed by the party granting such waiver. Any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party, such consent must be given in writing in a manner consistent with the requirements for a waiver of compliance as described above, with appropriate notice provided in accordance with this Agreement.

     8.3 Further Assurances. Each party will execute and deliver such other documents and take such other action as the other party may reasonably request in order to consummate more effectively the purpose of this Agreement and the relationship between the parties as contemplated by this Agreement, including, without limitation, the execution of documents in recordable form confirming the existence of the grant of rights provided for under this Agreement, at the expense of the requesting party.

     8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. Except for injunctive relief which may be sought immediately in any court of competent jurisdiction, and subject to the provisions of Section 9.5, all actions, claims or legal proceedings in any way pertaining to this Agreement shall be commenced and maintained in the courts of New York, New York or in a federal court of the United States located in New York, New York.

     8.5 Obligation to Discuss. If either party believes the other party has breached this Agreement, then a senior level executive with responsibilities in the appropriate area (the "Senior Executive") of the party claiming breach shall provide written notice of such alleged breach to the Senior Executive of the party allegedly in breach. Within fifteen (15) days of receipt of such notice, the Senior Executive of GI and Senior Executive of NLC shall meet in person or by telephone to seek to resolve the situation in a mutually agreeable manner. If the Senior Executives are unable to resolve the problem in good faith within forty-five (45) days after the Senior Executive of the party allegedly in breach has received the forgoing notice, then


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

the party claiming breach may commence any actions to which it is entitled under the terms of this Agreement.

     8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which together constitute one and the same instrument and will become a binding agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

     8.7 Publicity. Neither party will make any media or press release concerning this Agreement or the relationship of the parties, without the prior written consent of the other party. The preceding sentence will not apply to any disclosure required to be made by law or by the regulations of any stock exchange(s), as reasonably determined by counsel to the party determining that such disclosure is required, except that such party, whenever practicable, must consult with the other party concerning the timing and content of such disclosure before making it.

     Nothing in this Agreement should be construed to confer upon either party any right to include in its advertising, packaging or other commercial activities related to a product any reference to the trademarks or service marks of the other party.

     8.8 Compliance with Laws. Each party will be responsible for obtaining all consents and permits required by any law or regulation for the performance of its obligations under this Agreement, including compliance with restrictions imposed by the United States of America governing the export of technical data (including encryption software). Each party will take all steps necessary, at its sole expense, for its performance of obligations under this Agreement.

     8.9 Assignment. This Agreement and all rights and obligations hereunder may not be assigned in whole or in part by either party without the prior written consent of the other party except as a part of the sale, transfer or conveyance (including a conveyance by virtue of a merger, consolidation or reorganization) of substantially all of NLC's or GI's business or a substantial part of its business segment which exploits this rights granted under this Agreement. Either party may assign its rights under this Agreement to an Affiliate of that party, but such assignment will not relieve the assignor of any of its obligations under this Agreement.

     8.10 Severability. If any of the provisions of this Agreement are held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement will remain in full force and effect and construed so as to best effect the intention of the parties.

     8.11 Survival of Terms. Notwithstanding the termination of this Agreement, those provisions that by their express terms are to survive termination will do so as so expressly provided; in all other cases such provisions will survive as necessary to effect their essential purposes.

     8.12 Notices under this Agreement. All notices and other communications under this Agreement must be in writing and will be duly given if (1) delivered by hand; (2) deposited in registered or certified mail (return receipt requested), in which case such notice will be deemed given three (3) days following deposit; or (3) sent via facsimile transmission (and confirmed by


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

copy sent via registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

                  NLC:     NextLevel Communications, L.P.




                  and

                  GI:      General Instrument Corporation
                           Attn: General Counsel
                           101 Tournament Drive
                           Horsham, PA 19044


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, NLC and GI have caused this Agreement to be executed by their duly authorized officers as of the date below.

NEXTLEVEL COMMUNICATIONS,                 GENERAL INSTRUMENT
L.P. ("NLC")                              CORPORATION ("GI")


By:                                       By:
   -----------------------------------       -----------------------------------

Title:                                    Title:
      --------------------------------          --------------------------------

Date:                                     Date:
     ---------------------------------         ---------------------------------


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                                   APPENDIX A

                               EXCLUDED GI PATENTS

Several GI Patents, excluded from this Agreement, are or may come to be included in the following publicly available licensing programs:

DOCSIS
MPEG2
MPEG4
PacketCable


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                                   APPENDIX B

                              EXCLUDED NLC PATENTS




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